EXHIBIT 31.2

                                  CERTIFCATION

I, Chanmyun Han, Chief Operating Officer and Treasurer (Principal Financial Officer) of MB Tech, Inc. (the "Company"), certify that:

1. I have reviewed this quarterly report for the quarterly period ended March 31, 2006 of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, not misleading with respect to the period covered by the report;

3. Based on my knowledge, the financial statement, and other financial information included in this report, fairly present in all material resects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented;

4. The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the Company and have designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared.

Date: March 24, 2006                               /s/ Chanmyun Han
                                                   -----------------------------
                                                   Chanmyun Han, Chief Operating
                                                   Officer and Treasurer